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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549



                                       FORM 8-K




                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES AND EXCHANGE ACT OF 1934





          Date of Report (Date of Earliest Event Reported): November 3,1997







                                 AEP INDUSTRIES INC.
                (Exact Name of Registrant as Specified in its Charter)





        DELAWARE                     0-14450                   22-1916107
(State of Other              (Commission File Number)      (I.R.S. Employer
Jurisdiction of Incorporation)                             Identification No.)


125 Phillips Avenue, South Hackensack, New Jersey                    07606
(Address of Principal Executive Offices)                          (Zip Code)


(Registrant's Telephone Number, Including Area Code)         (201) 641-6600



Item 5.       Other Events.

   See the following press release, dated November 3, 1997, announcing AEP Industries Inc. proposed offering of $200 million Senior Subordinated Notes due 2007.

FOR IMMEDIATE RELEASE

CONTACT: Paul Feeney
Executive Vice President and
Chief Financial Officer
201) 807-2330
e-mail:paulf@aepind.com

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Morgen-Walke Associates
Investor Contact:
June Filingeri, Jennifer Miller
Media Contact: Stan Froelich
(201) 850-5600


                AEP INDUSTRIES INC. PROPOSES OFFERING OF $200 MILLION
                          SENIOR SUBORDINATED NOTES DUE 2007


            South Hackensack, N.J., November 3, 1997--AEP Industries Inc. (Nasdaq:AEPI) announced today that it has proposed an offering of $200 million in aggregate principal amount of Senior Subordinated Notes due 2007 (the "Notes"), at an interest rate to be determined. The net proceeds from the new Notes we be used to repay a portion of the indebtedness outstanding under the Company's Credit Agreement.

            The sale of the Notes has not been registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United states absent registration or an applicable exemption from registration requirements.

            AEP Industries Inc. manufactures, markets, and distributes an extensive range of plastic packaging products for the food/beverage, industrial and agricultural markets. The Company has operations in 12 countries throughout North America, Europe, Asia/Pacific and Africa.


                                      SIGNATURES





              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                 AEP INDUSTRIES INC.
                                                    (Registrant)



Dated:  November 6, 1997                          /S/ LAWRENCE R. NOLL
                                                 ---------------------------
                                                 Lawrence R. Noll
                                                 VP, Controller and Secretary










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